UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2020

Ekso Bionics Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

(510) 984-1761

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EKSO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 7, 2020, Ekso Bionics Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with purchasers identified on the signature pages thereto (collectively, the “Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to issue and sell to the Purchasers, each of whom is an institutional and accredited investor, in a registered direct offering an aggregate of 1,747,704 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $4.5145 per share (the “Registered Offering”). In addition, pursuant to the Purchase Agreement, in a concurrent private placement (together with the Registered Offering, the “Offerings”), the Company agreed to issue to each Purchaser a warrant to purchase 50% of the Shares purchased by such Purchaser in the Registered Offering, for an aggregate of warrants to purchase up to 873,852 shares of Common Stock (each, an “Investor Warrant”). The aggregate gross proceeds of the Offerings is approximately $7.89 million, and expected proceeds to the Company, net of fees and expenses, is approximately $7.07 million. The Investor Warrants will be immediately exercisable, have an exercise price of $5.18 per share and a term of five and one-half years from the issuance date. The Offerings closed on June 10, 2020 (the “Closing”).

The Purchase Agreement contains customary representations and warranties of the Company, certain indemnification obligations of the Company and ongoing covenants of the Company, including a prohibition on sales of Common Stock or securities convertible or exchangeable into Common Stock by the Company for a period of 45 days after the Closing, subject to certain exceptions, and a prohibition on the Company, for a period of one year after the Closing, from effecting or agreeing to (a) any issuance involving securities with a conversion, exercise or exchange price that varies based upon or with the trading price of the Common Stock or that may be reset based on the occurrence of any future event directly or indirectly related to the business of the Company or the market for the Common Stock or (b) any issuance of securities at future determined prices, except that after 45 days from the Closing, the Company may enter into and effect sales pursuant to an at the market facility with H.C. Wainwright & Co., LLC (the “Placement Agent”), the placement agent for the Offerings.

The Placement Agent acted as the sole placement agent in connection with the Offerings. As compensation for the services provided by the Placement Agent in connection with the Offerings and pursuant to an agreement with the Placement Agent dated June 5, 2020, the Company agreed to pay the Placement Agent a cash fee equal to 7.0% and a management fee equal to 1.0% of the aggregate gross proceeds raised in the Offering, or approximately $552,300 and $78,900, respectively, and to issue, in a concurrent private placement, to certain persons designated by the Placement Agent, all of whom were accredited investors, warrants to purchase shares of Common Stock (each, a “Placement Agent Warrant” and, together with the Investor Warrants, the “Warrants”) in an amount equal to 7.0% of the aggregate number of the Shares, or 122,339 shares of Common Stock in the aggregate, in substantially the same form as the Investor Warrants, except that the Placement Agent Warrants will expire five years from the effective date of the Offerings, or June 7, 2025, and have an exercise price per share equal to $5.6431. In connection with the Offerings, the Company also agreed to pay certain of the Placement Agent’s other expenses in an aggregate amount of $97,900. The Company has also agreed to indemnify the Placement Agent and its affiliates (with right of contribution where indemnification is unavailable) for certain liabilities, including liabilities arising in connection with the Offerings.

The Shares, but not the Warrants or the shares of Common Stock underlying the Warrants, are being offered and sold pursuant to the Company’s Registration Statement on Form S-3 (No. 333-218517) (the “Registration Statement”), including a base prospectus, which was previously filed with and declared effective by the Securities and Exchange Commission on June 16, 2017, as supplemented by a prospectus supplement, dated June 7, 2020, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”).

The Warrants were offered in a concurrent private placement under Section 4(a)(2) of the Act, and Regulation D promulgated thereunder. The offer and sale of the Warrants and the shares of Common Stock underlying the Warrants have not been registered under the Act, or applicable state securities laws. Accordingly, the Warrants and the underlying shares of Common Stock may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

The Company has agreed to file a registration statement on Form S-1 with the Commission with respect to the resale by the Purchasers of the shares of Common Stock underlying the Warrants issued and issuable upon exercise of the Warrants within 30 calendar days of the date of the Purchase Agreement, or by July 7, 2020, and to use commercially reasonable efforts to cause such registration statement to become and remain effective.

On June 8, 2020, the Company issued a press release announcing the pricing of the Offerings, and on June 10, 2020, the Company issued a press release announcing the closing of the Offerings, a copy of each of which is attached hereto as Exhibit 99.1 and 99.2, respectively.

The foregoing description of the Securities Purchase Agreement and the Warrants does not purport to be complete and is qualified in its entirety by reference to the form of Investor Warrant attached hereto as Exhibit 4.1, the form of Placement Agent Warrant attached hereto as Exhibit 4.2 and the form of Securities Purchase Agreement attached hereto as Exhibit 10.1, each of which is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information regarding the issuance and sale of Warrants and the shares of Common Stock issuable thereunder contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 3.02.

Item 8.01	Other Events.

On May 24, 2019, the Company issued warrants to purchase up to 444,444 shares of Common Stock (the “May 2019 Warrants”). In advance of the Offering, the May 2019 Warrants had an exercise price of $5.70 per share. The May 2019 Warrants include a price-based anti-dilution adjustment provision. Accordingly, as a result of the Offering, the exercise price of the May 2019 Warrants will be decreased to a price per share that is equal to the lower of (x) the consideration paid for the securities issued in this offering, or $4.5145 per share, and (y) the lowest one-day volume-weighted average price of our Common Stock on the Nasdaq Capital Market as measured each day during the five trading day period starting on June 8, 2020.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Investor Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Snell & Wilmer L.L.P.
10.1	Form of Securities Purchase Agreement
23.1	Consent of Snell & Wilmer L.L.P. (contained in Exhibit 5.1)
99.1	Press Release dated June 8, 2020
99.2	Press Release dated June 10, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ John Glenn
Name:	John Glenn
Title:	Chief Financial Officer

Dated: June 10, 2020